CBD Energy Limited

2014 Equity Plan

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9.4	Measurement of Performance Goals	17
9.5	Settlement of Performance Awards	17
9.6	Voting Rights; Dividend Equivalent Rights and Distributions	18
9.7	Effect of Termination of Service	18
9.8	Nontransferability of Performance Awards	19
10.	TERMS AND CONDITIONS OF RESTRICTED SHARE UNIT AWARDS	19
10.1	Grant of Restricted Share Unit Awards	19
10.2	Vesting	19
10.3	Voting Rights, Dividend Equivalent Rights and Distributions	20
10.4	Effect of Termination of Service	20
10.5	Settlement of Restricted Share Unit Awards	20
10.6	Nontransferability of Restricted Share Unit Awards	20
11.	OTHER SHARE-BASED AWARDS.	20
12.	EFFECT OF CHANGE IN CONTROL ON OPTIONS AND SARS	20
12.1	Accelerated Vesting	20
12.2	Assumption or Substitution	21
12.3	Effect of Change in Control on Restricted Share and Other Type of Awards	21
13.	COMPLIANCE WITH SECURITIES LAW	21
14.	TAX WITHHOLDING.	22
14.1	Tax Withholding in General	22
14.2	Withholding in Shares	22
15.	AMENDMENT OR TERMINATION OF PLAN	22
15.1	The Board or the Committee may amend, suspend or terminate the Plan at any time	22
16.	MISCELLANEOUS PROVISIONS	22
16.1	Provision of Information	22
16.2	Rights as Employee, Consultant or Director	22
16.3	Rights as a Shareholder	23
16.4	Fractional Shares	23
16.5	Severability	23
16.6	Beneficiary Designation	23
16.7	Unfunded Obligation	23

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CBD Energy Limited

2014 Equity Plan

1.           ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1           Establishment. The CBD Energy Limited 2014 Equity Plan (the “Plan”) is hereby adopted May 8, 2014, subject to approval by the shareholders of CBD Energy Limited (“Company”), and the date of such approval is the “Effective Date”.

1.2           Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s shareholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Share Appreciation Rights, Restricted Share Awards, Performance Shares, Performance Units, Restricted Share Units, and other Share-Based Awards as described below.

1.3           Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Ordinary Shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, Awards shall not be granted later than ten (10) years from the Effective Date. The Company intends that the Plan comply with Section 409A of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed.

2.           DEFINITIONS AND CONSTRUCTION.

2.1           Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)           “Award” means any Option, SAR, Restricted Share Award, Performance Share, Performance Unit, Restricted Share Unit or other Share-Based Award granted under the Plan.

(c)           “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)           “Board” means the Board of Directors of the Company.

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(e)          “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, the occurrence of any of the following:

(i)          any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (1) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of a Participating Company or (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the share of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (i) the total Fair Market Value of the share of the Company or (ii) the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors; or

(ii)         an Ownership Change Event or series of related Ownership Change Events, other than an underwritten public offering in which no single participant acquires more than 25% of the shares sold in such offering, (collectively, a “Transaction”) in which the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(y)(i), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)        a liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(f)           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g)           “Committee” means the Remuneration Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h)           “Company” means CBD Energy Limited, an Australian company, or any Successor.

(i)           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company.

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(j)           “Director” means a member of the Board or of the board of directors of any Participating Company.

(k)           “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(l)           “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Ordinary Share for each Ordinary Share represented by an Award held by such Participant.

(m)           “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Fair Market Value” means, as of any date, the value of an Ordinary Share or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)          Except as otherwise determined by the Committee, if, on such date, the Ordinary Shares are listed on a national or regional securities exchange or market system, the Fair Market Value of an Ordinary Share shall be the closing price of an Ordinary Share as quoted on such national or regional securities exchange or market system constituting the primary market for the Ordinary Shares on the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable.

(ii)         Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of an Ordinary Share or the actual sale price of an Ordinary Share received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii)        If, on such date, the Ordinary Shares are not listed on a national or regional securities exchange or market system, the Fair Market Value of an Ordinary Share shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

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(p)           “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(q)           “Insider” means an Officer, a Director or any other person whose transactions in Ordinary Shares are subject to Section 16 of the Exchange Act.

(r)           “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.

(s)           “Nonemployee Director” means a Director who is not an Employee.

(t)           “Nonstatutory Share Option” means an Option not intended to be (as set forth in the Award Agreement) an Incentive Stock Option within the meaning of Section 422(b) of the Code.

(u)           “Officer” means any person designated by the Board as an officer of the Company.

(v)          “Option” means the right, subject to applicable vesting requirements, to purchase Ordinary Shares at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Share Option.

(w)           “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

(x)          “Ordinary Shares” means the ordinary shares of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(y)            An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting shares of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(z)           “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(aa)          “Participant” means any eligible person who has been granted one or more Awards.

(bb)          “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(cc)          “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(dd)          “Performance Award” means an Award of Performance Shares or Performance Units.

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(ee)          “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ff)          “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(gg)          “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(hh)          “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(ii)          “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(jj)           “Restricted Share Award” means an Award of restricted Shares.

(kk)         “Restricted Share Unit” or “Share Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan, respectively, to receive an Ordinary Share on a date determined in accordance with the provisions of Section 10, as applicable, and the Participant’s Award Agreement.

(ll)          “Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Share Award are subject to Vesting Conditions.

(mm)       “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(nn)        “SAR” or “Share Appreciation Right” means a bookkeeping entry representing, for each Ordinary Share subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment in any combination of Ordinary Shares or cash of an amount equal to the excess, if any, of the Fair Market Value of an Ordinary Share on the date of exercise of the SAR over the exercise price.

(oo)        “Section 162(m)” means Section 162(m) of the Code.

(pp)        “Securities Act” means the Securities Act of 1933, as amended.

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(qq)          “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(rr)          “Share-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Ordinary Shares, including dividends on the Ordinary Shares, but not limited to those Awards described in Sections 6 through 10 of the Plan.

(ss)          “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(tt)          “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

(uu)          “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(vv)          “Vesting Conditions” means those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Share Award or Restricted Share Unit Award, respectively, remain subject to forfeiture Company upon the Participant’s termination of Service.

2.2           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.           ADMINISTRATION.

3.1           Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2           Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority as expressly delegated by the Committee with respect to such matter, right, obligation, determination or election.

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3.3           Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4           Committee Complying with Section 162(m). While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5           Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)          to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Ordinary Shares or units to be subject to each Award;

(b)          to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Share Options;

(c)          to determine the Fair Market Value of Ordinary Shares or other property;

(d)          to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Ordinary Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)          to determine whether an Award will be settled in Ordinary Shares, cash, or in any combination thereof;

(f)          to approve one or more forms of Award Agreement;

(g)          to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, subject, to limitations thereunder;

(h)          to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

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(i)          without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Share Appreciation Right providing for settlement solely in Ordinary Shares in place of any outstanding Option, provided that such Share Appreciation Right covers the same number of Ordinary Shares and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)          to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k)          to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(l)          to delegate to any proper Officer the authority to grant one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Ordinary Shares on the effective date of grant, and (ii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.

3.6           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.7           Arbitration. Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

3.8           Repricing Prohibited. Without the affirmative vote of holders of a majority of the Ordinary Shares cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding Ordinary Shares is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to the issuance or assumption of an Award in a transaction to which Code section 424(a) applies, within the meaning of Section 424 of the Code.

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4.           SHARES SUBJECT TO PLAN.

4.1           Maximum Number of Ordinary Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Ordinary Shares that may be issued under the Plan shall be 400,000 (Four Hundred Thousand) Ordinary Shares. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Ordinary Shares acquired pursuant to an Award subject to forfeiture are forfeited without cost by the Company, the Ordinary Shares allocable to the terminated portion of such Award or such forfeited Ordinary Shares shall again be available for issuance under the Plan. Upon payment in Ordinary Shares pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Ordinary Shares owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall nevertheless be reduced by the number of shares for which the Option is exercised.

4.2           Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company, in the event of any change in the Ordinary Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, share dividend, share split, reverse share split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Ordinary Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Ordinary Shares, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.          ELIGIBILITY AND AWARD LIMITATIONS.

5.1           Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are offered to be granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Ordinary Shares subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

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5.2           Participation. Awards other than Nonemployee Director Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3           Incentive Stock Option Limitations.

(a)          Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Share Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b)          Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all share option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for shares having a Fair Market Value greater than US$100,000 (One Hundred Thousand Dollars), the portion of such options which exceeds such amount shall be treated as Nonstatutory Share Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Ordinary Shares shall be determined as of the time the option with respect to such shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Share Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4          Award Limits.

(a)          Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Ordinary Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 100,000 (One Hundred Thousand) Ordinary Shares less the sum of any Full Value Award grants pursuant to Section 5.4(b) hereof. The maximum aggregate number of Ordinary Shares that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2 and further subject to the limitation set forth in Section 5.4(b) below.

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(b)          Aggregate Limit on Full Value Awards. Subject to adjustment as provided in Section 4.2, in no event shall more than 400,000 (Four Hundred Thousand) Ordinary Shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Share Awards, Restricted Share Unit Awards and Performance Awards (“Full Value Awards”). Any Full Value Awards which vest on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period, with no proration of vesting prior to the end of the first year and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months.

(c)          Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m). The vesting requirements set forth in Section 5.4(b) shall apply.

(i)          Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than 50,000 (Fifty Thousand) Ordinary Shares reserved for issuance under the Plan less any other Restricted Share, Restricted Share Unit Awards or Performance awards granted under this Section 5.4(c).

(ii)         Restricted Share and Restricted Share Unit Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Share Awards or Restricted Share Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than 50,000 (Fifty Thousand) Ordinary Shares reserved for issuance under the Plan.

(iii)        Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than 50,000 (Fifty Thousand) Ordinary Shares reserved for issuance under the Plan for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than US$500,000 (Five Hundred Thousand Dollars) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period, and no such Performance Shares shall be granted and no Performance Units resulting in such Employee receiving more than US$200,000 (Two Hundred Thousand Dollars) for a full fiscal year of the Company contained in the Performance Period ending in June 2014 for such Award shall be granted.

6.          TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of Ordinary Shares covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of an Ordinary Share on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of an Ordinary Share on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Share Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

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6.2          Exercisability and Term of Options.

(a)          Option Vesting and Exercisability. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the date of grant of such Option, (c) no Option shall become fully vested in a period of less than four (4) years from the date of grant, other than in connection with a termination of Service or a Change in Control or in the case of an Option granted to a Nonemployee Director, and (d) no Option offered or granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years following the date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

(b)          Participant Responsibility for Exercise of Option. Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time. By signing an Option Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant’s request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

6.3          Payment of Exercise Price.

(a)          Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Ordinary Shares being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of Ordinary Shares owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)          Limitations on Forms of Consideration.

(i)          Tender of Ordinary Shares. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Ordinary Shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Ordinary Shares.

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(ii)         Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Committee shall determine. The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the Ordinary Shares acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4          Effect of Termination of Service.

(a)          Option Exercisability/Forfeiture. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option that has vested at the time of termination of employment shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement. Unless otherwise provided by the Committee in the grant of a Restricted Share Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Options acquired by the Participant pursuant to an Option Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant.

(b)          Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 13 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)          Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5          Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of Ordinary Shares upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Share Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.          TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS.

Share Appreciation Rights shall be evidenced by Award Agreements specifying the number of Ordinary Shares subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

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7.1           Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2           Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of an Ordinary Share on the effective date of grant of the SAR.

7.3           Exercisability and Term of SARs.

 (a)          Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of Ordinary Shares subject to the related Option.

 (b)          Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR;

 (c)          Limitations. All SARs shall be subject to the same limitations on vesting and expiration of their exercise period as Options issued under the Plan.

7.4           Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.5           Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement. Unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any rights acquired by the Participant pursuant to an SAR Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

7.6           Nontransferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

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8.          TERMS AND CONDITIONS OF RESTRICTED SHARE AWARDS.

Restricted Share Awards shall be evidenced by Award Agreements specifying the number of Ordinary Shares subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Share Award or purported Restricted Share Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Share Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1           Types of Restricted Share Awards Authorized. Restricted Share Awards may or may not require the payment of cash compensation for the Ordinary Shares. Restricted Share Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Share Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2           Purchase Price. The purchase price, if any, for Ordinary Shares issuable under each Restricted Share Award and the means of payment shall be established by the Committee in its discretion.

8.3           Purchase Period. A Restricted Share Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Share Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

8.4           Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Share Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Share Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Ordinary Shares hereunder.

8.5           Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Share Award, the Participant shall have all of the rights of a shareholder of the Company holding Ordinary Shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in Ordinary Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Share Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Share Award with respect to which such dividends or distributions were paid or adjustments were made.

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8.6           Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Share Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Share Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant.

8.7           Nontransferability of Restricted Share Award Rights. Prior to the issuance of Ordinary Shares pursuant to a Restricted Share Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Share Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.          TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1           Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2           Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) Ordinary Share, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3           Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

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9.4          Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)          Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before share-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) the market price of the Ordinary Shares; (xii) share price; (xiii) earnings per share; (xiv) return on shareholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) safety; (xxii) total shareholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; or (xxxiv) such other measures as determined by the Committee consistent with this Section 9.4(a).

(b)          Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5          Settlement of Performance Awards.

(a)          Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

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(b)          Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c)          Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash in a lump sum or in installments, Ordinary Shares (either fully vested or subject to vesting), or a combination thereof, as determined by the Committee.

9.6           Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to Ordinary Shares represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Ordinary Shares having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Ordinary Shares. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Ordinary Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Ordinary Share on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, Ordinary Shares, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Ordinary Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the Ordinary Shares issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.7           Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

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(a)          Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.

(b)          Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

9.8           Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.         TERMS AND CONDITIONS OF RESTRICTED SHARE UNIT AWARDS.

Restricted Share Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Share Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Share Unit Award or purported Restricted Share Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Share Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1         Grant of Restricted Share Unit Awards. Restricted Share Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Share Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.2         Vesting. Restricted Share Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

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10.3         Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to Ordinary Shares represented by Restricted Share Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Share Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Ordinary Shares having a record date prior to the date on which Restricted Share Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Share Units as of the date of payment of such cash dividends on Ordinary Shares. The number of additional Restricted Share Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Ordinary Shares represented by the Restricted Share Units previously credited to the Participant by (b) the Fair Market Value per Ordinary Share on such date. Such additional Restricted Share Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Share Units originally subject to the Restricted Share Unit Award. In the event of a dividend or distribution paid in Ordinary Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Share Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the Ordinary Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.4         Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Share Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Share Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

10.5         Settlement of Restricted Share Unit Awards. The Company shall issue to a Participant on the date on which Restricted Share Units subject to the Participant’s Restricted Share Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) Ordinary Share (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.3) for each Restricted Share Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.

10.6         Nontransferability of Restricted Share Unit Awards. Prior to the issuance of Ordinary Shares in settlement of a Restricted Share Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Share Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.         OTHER SHARE-BASED AWARDS.

In addition to the Awards set forth in Sections 6 through 10 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Share-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.

12.         EFFECT OF CHANGE IN CONTROL ON OPTIONS AND SARS.

12.1         Accelerated Vesting. The Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine. The previous sentence notwithstanding such acceleration shall not occur to the extent an Option or SAR is assumed or substituted with a substantially similar Award in connection with a Change in Control.

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12.2         Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options or share appreciation rights for the Acquiring Corporation’s Ordinary Shares. Any Options or SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the shares of which is subject to the outstanding Options or SARs immediately prior to an Ownership Change Event described in Section 2.1(y)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting shares is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Board otherwise provides in its discretion.

12.3         Effect of Change in Control on Restricted Share and Other Type of Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Share or Other Type of Award that, in the event of a Change in Control, the lapsing of any applicable Vesting Condition, Restriction Period or Performance Goal applicable to the shares subject to such Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated and/or waived effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement; provided, however, that such acceleration or waiver shall not occur to the extent an Award is assumed or substituted with a substantially equivalent Award in connection with the Change in Control. Any acceleration, waiver or the lapsing of any restriction that was permissible solely by reason of this Section 12.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

13.         COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of Ordinary Shares pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Ordinary Shares may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Ordinary Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

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14.         TAX WITHHOLDING.

14.1         Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver Ordinary Shares, to release Ordinary Shares from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

14.2         Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the Ordinary Shares issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole Ordinary Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any Ordinary Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

15.         AMENDMENT OR TERMINATION OF PLAN.

15.1         The Board or the Committee may amend, suspend or terminate the Plan at any time. However without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of Ordinary Shares that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee or the termination of the Plan in accordance with Section 16.2 hereof. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

16.         MISCELLANEOUS PROVISIONS.

16.1         Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

16.2         No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

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16.3         A Participant shall have no rights as a Shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

16.4         The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

16.5         If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

16.6         Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

16.7         Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

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CBD ENERGY LIMITED

NOTICE OF GRANT OF RESTRICTED SHARE UNITS

The Participant has been granted the number of Restricted Share Units set forth below (the “RSUs”) pursuant to the CBD Energy Limited 2014 Equity Plan (the “Plan”), as follows:

Participant:	_____________________
Date of Grant:	_____________________
Number of Restricted Share Units:	_____________________
Vested Shares:	Subject to your continued status as a Service provider through each of the applicable vesting dates, the RSUs shall become vested, in whole or in part, in accordance with the terms of the Plan, the Award Agreement, this Notice of Grant and the following schedule:
First Anniversary of Vesting Commencement Date 1/4 of the Number of RSUs
Second Anniversary of Vesting Commencement Date 1/4 of the Number of RSUs
Third Anniversary of Vesting Commencement Date 1/4 of the Number of RSUs
Fourth Anniversary of Vesting Commencement Date 1/4 of the Number of RSUs

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

[OPTIONAL –To Be Determined At Time of Grant - Notwithstanding the vesting schedule described above, nor any terms of the Award Agreement and/or Plan, in the event a Change in Control occurs, and within 18 months of the Change in Control your Service is terminated by the Company without Cause, or if the Company takes action that results in a material diminution in your position, duties, responsibilities or compensation without your consent except in connection with the possible termination of your Service for Cause, 100% of the unvested portion of this Restricted Share Unit shall become immediately vested.

Except as provided in the immediately preceding paragraph,] if the vesting conditions described in the Vested Shares section above are not achieved by the date indicated, the Restricted Share Unit Award will terminate and Participant’s right to the shares will be forfeited.

For the purposes of the Award, “Cause” means any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

By signing below, the Participant agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the RSUs, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the RSUs are governed by this Grant Notice and by the provisions of the Plan and the Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions.

CBD ENERGY LIMITED	PARTICIPANT

By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS:   CBD Energy Limited 2014 Equity Plan, as amended to the Date of Grant; Award Agreement

CBD ENERGY LIMITED

RESTRICTED SHARE UNIT AGREEMENT

CBD Energy Limited has granted to the Participant named in the Notice of Grant of Restricted Share Units (the “Grant Notice”) to which this Award Agreement is attached a number of Restricted Share Units (the “RSUs”) pursuant to the terms and conditions set forth in the Grant Notice and this Award Agreement. The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the CBD Energy Limited Equity Plan, as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Award Agreement and the Plan, (b) accepts the RSUs subject to all of the terms and conditions of the Grant Notice, this Award Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Award Agreement or the Plan.

1.            Definitions and Construction.

1.1           Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.            Administration.

All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the RSUs shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the RSUs, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the RSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the RSUs. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.            Vesting.

Subject to the limitations contained herein, the RSUs shall vest as provided in the Grant Notice, provided that vesting shall cease upon the termination of the Participant’s Service. Any RSUs that have not vested shall be forfeited upon termination of Service.

4.            Dividends.

The Participant shall not receive any payment or other adjustment in the number of RSUs for dividends or other distributions that may be made in respect of the Ordinary Shares to which the RSUs relate.

5.            Distribution of Ordinary Shares.

The Company will deliver to the Participant a number of Ordinary Shares equal to the number of vested Ordinary Shares subject to the RSUs on the vesting date or dates provided in the Grant Notice; provided, however, that the Ordinary Shares subject to the RSUs that vest on or prior to the execution of the Grant Notice shall be delivered as soon as practicable following the date of execution of the Grant Notice; and provided further, however, that in the event that the Company determines that the Participant is subject to its policy regarding insider trading of the Company’s Ordinary Shares and any Ordinary Shares subject to the RSUs are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an applicable “window period,” as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next applicable “window period” pursuant to such policy.

6.            Number of Shares.

The number of RSUs may be adjusted from time to time for capitalization adjustments, as provided in Subsection 4.2 of the Plan.

7.            Securities Law Compliance.

The Participant may not be issued any Ordinary Shares pursuant to the RSUs unless the Ordinary Shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The RSUs must also comply with other applicable laws and regulations governing the RSUs, and the Participant shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

8.            Execution of Documents.

The Participant hereby acknowledges and agrees that the manner selected by the Company to indicate the Participant’s consent to the Grant Notice is also deemed to be execution of the Grant Notice and of this Award Agreement. The Participant further agree that such manner of indicating consent may be relied upon as the Participant’s signature for establishing execution of any documents to be executed in the future in connection with the RSUs. This Award Agreement shall be deemed to be signed by the Company and the Participant upon the respective signing by the Company and the Participant of the Grant Notice to which it is attached.

9.            RSUs not a Service Contract.

The RSUs are not an employment or service contract, and nothing in the RSUs shall be deemed to create in any way whatsoever any obligation on the Participant to continue in the Service of the Company or Participating Company, or on the part of the Company or Participating Company to continue such Service. In addition, nothing in the RSUs shall obligate the Company or Participating Companies, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that the Participant might have as an employee, director or consultant for the Company or Participating Company.

10.          Unsecured Obligation.

The RSUs are unfunded, and as a holder of vested number of RSUs, the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Ordinary Shares pursuant to Section 5 of this Award Agreement.

11.          Tax Withholding.

11.1         In General. At the time this Award Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant or vesting of the RSUs or the issuance of Ordinary Shares in settlement thereof. The Company shall have no obligation to deliver Ordinary Shares until the tax obligations of the Company have been satisfied by the Participant.

11.2         Withholding in Securities. The Company may, in its discretion, permit or require the Participant to satisfy all or any portion of the tax obligations by deducting from the Ordinary Shares otherwise deliverable to the Participant in settlement of the RSUs a number of Ordinary Shares having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Company determines that the tax obligations will not be satisfied by the method described above, the Participant authorizes the designated plan administrator or any successor plan administrator, to sell a number of Ordinary Shares otherwise deliverable to the Participant in settlement of the RSUs, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional Ordinary Shares, as necessary to account for rounding and market fluctuation, and to pay such tax withholding amounts to the Company. The Ordinary Shares may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price. Any adverse consequences to the Participant resulting from the procedure permitted under this Section 11.2, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

11.3         Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of participation in the Plan. The Participant hereby represents that the Participant has consulted with tax consultants in connection with the Award and that the Participant is not relying on the Company for any tax advice.

11.4         Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the RSUs. Except as provided by the preceding sentence, a certificate for the shares pursuant to the RSUs shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

12.          Nontransferability of the RSUs.

The RSUs and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) in any manner otherwise than by will or by the laws of descent or distribution, shall not be subject to sale under execution, attachment, levy or similar process and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Plan and the Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

13.          Rights as a Shareholder.

The Participant shall have no rights as a shareholder with respect to any shares related to the RSUs until the date of issuance of the shares pursuant to the RSUs (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

14.          Miscellaneous Provisions.

14.1         Termination or Amendment. The Board may terminate or amend the Plan or the RSUs at any time.

14.2         Compliance with Section 409A. The Company intends that income realized by the Participant pursuant to the Plan and this Award Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Award Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Award Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Award Agreement. In any event, and except for the responsibilities of the Company set forth in Section 11, no Participating Company shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Award Agreement.

14.3         Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the RSUs.

14.4         Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

14.5         Binding Effect. Subject to the restrictions on transfer set forth herein, this Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14.6         Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery electronic delivery at the e-mail address, if any, provided for the Participant by the Participating Company, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)          Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Award Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)          Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 14.6(a) of this Award Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 14.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.6(a).

14.7         Integrated Agreement. The Grant Notice, this Award Agreement and the Plan, together with any employment, service or other agreement with the Participant and a Participating Company referring to the RSUs, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Award Agreement and the Plan shall survive any vesting of the RSUs and shall remain in full force and effect.

14.8         Applicable Law. This Award Agreement shall be governed by the laws of the _________ as such laws are applied to agreements between ___________ residents entered into and to be performed entirely within ____________.

14.9         Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CBD ENERGY LIMITED

NOTICE OF GRANT OF SHARE OPTION

The Participant has been granted an option (the “Option”) to purchase certain shares of CBD Energy Limited (the “Company”) Ordinary Shares pursuant to the CBD Energy Limited Equity Plan (the “Plan”), as follows:

Participant:	________________________
Date of Grant:	________________________
Number of Option Shares:	________________________
Exercise Price:	$_______________________
Initial Vesting Date:	The date one (1) year after [vesting commencement date]
Option Expiration Date:	The date ten (10) years after the Date of Grant
Tax Status of Option:	________________ Share Option. (Enter “Incentive” or “Nonstatutory.” If blank, this Option will be a Nonstatutory Share Option.)
Vested Shares:	Except as provided in the Award Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	[1/4]

Plus

For each additional full month of the Participant’s continuous Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	[1/48]

Capitalized terms not defined herein shall have the meaning as set forth in the 2014 Equity Plan.

[OPTIONAL - To Be Determined At Time Of Grant - Notwithstanding the vesting schedule described above, nor any terms of the Award Agreement and/or Plan, in the event a Change in Control occurs, and within 18 months of the Change in Control your Service is terminated by the Company without Cause, or if the Company takes action that results in a material diminution in your position, duties, responsibilities or compensation without your consent except in connection with the possible termination of your Service for Cause, 100% of the unvested portion of this Option shall become immediately vested and exercisable.

Except as provided in the immediately preceding paragraph,] upon any other termination of your Service, any portion of the Option that is not vested and exercisable as of such date of termination shall automatically expire in accordance with Section 7 of the Award Agreement.

For the purposes of the Award Award, “Cause” means any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

The Exercise Price represents an amount the Company believes to be no less than the fair market value of a Ordinary Share as of the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code. However, there is no guarantee that the Internal Revenue Service will agree with the Company’s determination. A subsequent IRS determination that the Exercise Price is less than such fair market value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company, its Directors, Officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

CBD Energy Limited	PARTICIPANT

By: __________________________________________	__________________________________________
Signature
Its: __________________________________________	__________________________________________
Date
Address:	__________________________________________
Address
__________________________________________

ATTACHMENTS: CBD Energy Limited 2014 Equity Plan, as amended to the Date of Grant; Award Agreement and Exercise Notice

CBD Energy Limited

AWARD AGREEMENT

CBD Energy Limited has granted to the Participant named in the Notice of Grant of Share Option (the “Grant Notice”) to which this Award Agreement is attached the “Option to purchase certain Ordinary Shares upon the terms and conditions set forth in the Grant Notice and this Award Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the CBD Energy Limited Equity Plan, as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Award Agreement and the Plan, (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Award Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Award Agreement or the Plan.

1.	Definitions and Construction.

1.1.         Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2.        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	Tax Consequences.

2.1.        Tax Status of Option. This Option is intended to have the tax status designated in the Grant Notice.

a.        Incentive Stock Option. If the Grant Notice so designates, this Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Participant should consult with the Participant’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO PARTICIPANT: If the Option is exercised more than three (3) months after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Share Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

b.        Nonstatutory Share Option. If the Grant Notice so designates, this Option is intended to be a Nonstatutory Share Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

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2.2         ISO Fair Market Value Limitation. If the Grant Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Participant under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for Ordinary Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount will be treated as Nonstatutory Share Options. For purposes of this Subsection 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of Ordinary Shares is determined as of the time the option with respect to such share is granted. If the Code is amended to provide for a different limitation from that set forth in this Subsection 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Share Option in part by reason of the limitation set forth in this Subsection 2.2, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO PARTICIPANT: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

3.	Administration.

All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.	Exercise of the Option.

4.1        Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more Ordinary Shares than the Number of Options, adjusted pursuant to Section 9.

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4.2        Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of Ordinary Shares for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such Ordinary Shares as may be required pursuant to the provisions of this Award Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of Ordinary Shares being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3        Payment of Exercise Price.

a.        Forms of Consideration Authorized. Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Ordinary Shares being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of Ordinary Shares owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), or (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

4.4        Tax Withholding.

(a)        In General. At the time the Award Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant, vesting or exercise of the Option or the issuance of Ordinary Shares in settlement thereof. The Company shall have no obligation to deliver Ordinary Shares until the tax obligations of the Company have been satisfied by the Participant.

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(b)        Withholding in Securities. The Company may, in its discretion, permit or require the Participant to satisfy all or any portion of the tax obligations by deducting from the Ordinary Shares otherwise deliverable to the Participant in settlement of the Option a number of Ordinary Shares having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Company determines that the tax obligations will not be satisfied by the method described above, Participant authorizes the designated plan administrator or any successor plan administrator, to sell a number of Ordinary Shares that are purchased under the Option, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional Ordinary Shares, as necessary. To account for rounding and market fluctuation, and to pay such tax withholding amounts to the Company. The Ordinary Shares may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price. Any adverse consequences to the Participant resulting from the procedure permitted under this Subsection 4.4, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

(c)        Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of the Participant’s exercise of the Option or disposition of the Ordinary Shares. The Participant hereby represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the exercise of the Option or disposition of the Ordinary Shares and that the Participant is not relying on the Company for any tax advice.

4.5        Beneficial Ownership of Ordinary Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Ordinary Shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the Ordinary Shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6        Restrictions on Grant of the Option and Issuance of Ordinary Shares. The grant of the Option and the issuance of Ordinary Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Ordinary Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Ordinary Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Ordinary Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

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4.7        Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.           Nontransferability of the Option.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6.          Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7.           Effect of Termination of Service.

7.1        Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

a.        Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

b.        Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

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c.        Termination for Cause. Notwithstanding any other provision of this Award Agreement, if the Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

d.        Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

7.2        Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in Subsection 7.1 is prevented by the provisions of Subsection 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (b) the end of the applicable time period under Subsection 7.1, but in any event no later than the Option Expiration Date.

8.          Effect of Change in Control.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option for the Acquiror’s stock. For purposes of this Section 8, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Award Agreement, for each Ordinary Share subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of an Ordinary Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option for each Share to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Ordinary Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Ordinary Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control. Notwithstanding the foregoing, Ordinary Shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Ordinary Shares shall continue to be subject to all applicable provisions of this Award Agreement except as otherwise provided herein.

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9.          Rights as a Shareholder, Director, Employee or Consultant.

The Participant shall have no rights as a shareholder with respect to any Ordinary Shares covered by the Option until the date of the issuance of the Ordinary Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Ordinary Shares are issued, except as provided in the Plan. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Award Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

10.          Notice of Sales Upon Disqualifying Disposition.

The Participant shall dispose of the Ordinary Shares acquired pursuant to the Option only in accordance with the provisions of this Award Agreement. In addition, if the Grant Notice designates this Option as an Incentive Stock Option, the Participant shall (a) promptly notify the plan administrator for the Company if the Participant disposes of any of the Ordinary Shares acquired pursuant to the Option within one (1) year after the date the Participant exercises all or part of the Option or within two (2) years after the Date of Grant and (b) provide the Company with a description of the circumstances of such disposition. Until such time as the Participant disposes of such Ordinary Shares in a manner consistent with the provisions of this Award Agreement, unless otherwise expressly authorized by the Company, the Participant shall hold all Ordinary Shares acquired pursuant to the Option in the Participant’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing Ordinary Shares acquired pursuant to the Option requesting the transfer agent for the Company’s Ordinary Shares to notify the Company of any such transfers. The obligation of the Participant to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

11.          Miscellaneous Provisions.

11.1        Termination or Amendment. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Award Agreement shall be effective unless in writing.

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11.2        Compliance with Section 409A. The Company intends that income realized by the Participant pursuant to the Plan and this Award Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Award Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Award Agreement. In any event, and except for the responsibilities of the Company set forth in Subsection 4.4., no Participating Company shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Award Agreement.

11.3        Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

11.4        Binding Effect. Subject to the restrictions on transfer set forth herein, this Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.5        Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery electronic delivery at the e-mail address, if any, provided for the Participant by the Participating Company, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

a.        Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Award Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

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b.        Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Subsection 11.5(a) of this Award Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Subsection 11.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Subsection 11.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Subsection 11.5(a).

11.6        Integrated Agreement. The Grant Notice, this Award Agreement and the Plan, together with any employment, service or other agreement with the Participant and a Participating Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Award Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

11.7        Applicable Law. This Award Agreement shall be governed by the laws of the State of ________ as such laws are applied to agreements between ________ residents entered into and to be performed entirely within_______.

11.8        Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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__Incentive Stock Option	Participant:	_____________________________
__Nonstatutory Share Option

Date: _____________________________

ORDINARY SHARES OPTION EXERCISE NOTICE

CBD Energy Limited

Attention: ________________

Ladies and Gentlemen:

1.        Option. I was granted an option (the “Option”) to purchase shares of the Ordinary Shares of CBD Energy Limited (the “Company”) pursuant to the Company’s Equity Plan (the “Plan”), my Notice of Grant of Share Option (the “Grant Notice”) and my Award Agreement (the “Award Agreement”) as follows:

Date of Grant:	_____________________
Number of Option Shares:	_____________________
Exercise Price per Share:	$____________________

2.        Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Ordinary Shares, all of which are Vested Shares, in accordance with the Grant Notice and the Award Agreement:

Total Shares Purchased:	_____________________
Total Exercise Price (Total Shares X Price per Share)	$____________________

3.        Payments. I enclose payment in full of the total exercise price for the Ordinary Shares in the following form(s), as authorized by my Award Agreement:

__ Cashless Exercise
__ Cash / Check:	$_____________________
__ Tender of Company Ordinary Shares:	Contact Plan Administrator

4.        Tax Withholding. I authorize payroll withholding, net-share withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option.

5.        Participant Information.

My address is:

My Social Security Number is:	_____________________________________________

6.        Notice of Disqualifying Disposition. If the Option is an Incentive Stock Option, I agree that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the Ordinary Shares within one (1) year from the date I exercise all or part of the Option or within two (2) years of the Date of Grant.

7.        Tax Consultation. I hereby acknowledge that I understand that I may suffer adverse tax consequences as a result ofmy purchase or disposition of the Ordinary Shares. I hereby represent that I am not relying on the Company for any tax advice.

8.        Binding Effect. I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Grant Notice and my Award Agreement, copies of which I have received and carefully read and understand. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

Very truly yours,

____________________________________
(Signature)

Receipt of the above is hereby acknowledged.

CBD Energy Limited

By:
Title:
Dated: